UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CEDAR FAIR, L.P.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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On June 30, 2011, Cedar Fair, L.P. issued the following news release:

For Immediate Release June 30, 2011	Contact: Stacy Frole (419) 627-2227

ALL THREE PROXY ADVISORY FIRMS SUPPORT CEDAR FAIR’S

BOARD-RECOMMENDED PROPOSALS

SANDUSKY, OHIO, June 30, 2011 – Cedar Fair (NYSE: FUN), a leader in regional amusement parks, water parks and active entertainment, today announced that the three leading proxy advisory firms – ISS, Glass Lewis & Co. and Egan-Jones – have issued recommendations in favor of the Cedar Fair Board-backed proposals under consideration for the Company’s Annual Meeting of Unitholders on July 7, 2011. The proposals include: the election of new independent director Gina France to the Company’s Board of Directors, the ratification of Deloitte & Touche LLP as the Company’s independent accounting firm, and the approval of executive officers’ compensation through a “Say on Pay” advisory vote.

“We appreciate the thorough analysis and recommendations of the proxy advisory firms and are pleased by their support in favor of our proposals,” said Dick Kinzel, chief executive officer of Cedar Fair. “With the Annual Meeting less than a week away, I encourage all unitholders to vote their units now as every vote is important.”

The Annual Meeting of the limited partner unitholders of Cedar Fair, L.P. will be held on Thursday, July 7, 2011 at 9:00 a.m. (Eastern Time) at the Cedar Point Center at BGSU Firelands College in Huron, Ohio. All unitholders are invited to attend the meeting.

About Cedar Fair

Cedar Fair is a publicly traded partnership headquartered in Sandusky, Ohio, and one of the largest regional amusement-resort operators in the world. The Company owns and operates 11 amusement parks, six outdoor water parks, one indoor water park and five hotels. Amusement parks in the Company’s northern region include two in Ohio: Cedar Point, consistently voted “Best Amusement Park in the World” in Amusement Today polls, and Kings Island; as well as Canada’s Wonderland, near

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259       419-627-2233

ALL THREE PROXY ADVISORY FIRMS SUPPORT

CEDAR FAIR’S BOARD-RECOMMENDED PROPOSALS

June 30, 2011

Toronto; Dorney Park, PA; Valleyfair, MN; and Michigan’s Adventure, MI. In the southern region are Kings Dominion, VA; Carowinds, NC; and Worlds of Fun, MO. Western parks in California include: Knott’s Berry Farm; California’s Great America; and Gilroy Gardens, which is managed under contract.

Additional Information

This may be deemed to be solicitation material in respect of the Company’s Annual Meeting of Unitholders scheduled for July 7, 2011. On June 2, 2011, in connection with the Annual Meeting, the Company filed a definitive proxy statement and a form of proxy with the Securities and Exchange Commission (the “SEC”) and the definitive proxy statement and a form of proxy were mailed on or about June 3, 2011 to the Company’s unitholders of record as of May 27, 2011. In addition, the Company will file with, or furnish to, the SEC all additional relevant materials. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Investors and security holders are able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s unitholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, Cedar Fair, L.P., One Cedar Point Dr., Sandusky, OH 44870, telephone: (419) 627-2233, or from the Company’s website, www.cedarfair.com or by contacting Morrow & Co., LLC, at (203) 658-9400 or toll free at (800) 662-5200.

The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the Annual Meeting of Unitholders. Additional information regarding the interests of such potential participants is included in the definitive proxy statement.

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This news release and prior releases are available online at www.cedarfair.com.

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259       419-627-2233